THIS NOTE AND THE SECURITIES ISSUABLE HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE (“STATE LAWS”) AND MAY NOT BE TRANSFERRED, SOLD, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS (i) PURSUANT TO A REGISTRATION STATEMENT (AS SUCH TERM IS DEFINED IN THE ACT) WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS BECOME EFFECTIVE, AND PURSUANT TO ANY REGISTRATION OR QUALIFICATION REQUIRED PURSUANT TO ANY APPLICABLE STATE ACT, OR (ii) AN EXCEPTION FROM REGISTRATION OR QUALIFICATION UNDER THE ACT AND ANY APPLICABLE STATE ACT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT AND SUCH STATE ACT.

CONVERTIBLE PROMISSORY NOTE

$20,000.00	Dated: October 28, 2014

FOR VALUE RECEIVED, the undersigned, House of BODS Fitness, Inc. (the “Company”), a Delaware Corporation, hereby promises to pay to the order of Edward Beshara, the principal sum of $20,000.00, on the earlier (i) twenty four months from the date herein or the date monies are received from Subscriber/Lender, (ii) the loan shall accrue interest at the annual rate of 12%; however, no payments of the principal and interest will began until the 24th month.

Principal and interest shall be payable in lawful money of the United States at such address as the Lender may specify by written notice or as indicated in the Subscription/Lending Agreement.

The loan may be extended beyond twelve (12) months on a month to month basis by the mutual agreement of both parties.

The Company may, at its discretion, prepay all or a portion of the principal and accrued interest of this Note under the terms of the above mentioned Agreement.

No fractional shares of Common Stock shall be issued upon conversion of this Note. Upon the conversion of all of the principal outstanding under this Note, in lieu of the Company issuing any fractional shares to the Note Holder, the Company shall round all shares to the next whole share. Upon conversion of this Note pursuant to this Section, the Note Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Note Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Note Holder shall be entitled upon such conversion (bearing such legends as are required by the Subscription Agreement and applicable state and federal securities laws in the opinion of counsel to Company), together with any other securities and property to which the Note Holder is entitled upon such conversion under the terms of this Note. Upon full conversion of this note the company shall be forever released from all its obligations and liabilities under this Note.

The Company shall at all times, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

An Event of Default shall be deemed to have occurred if the Company makes an assignment for the benefit of creditors or admits its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or the Company applies to any tribunal for the appointment of a trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceedings relating to the Company under any bankruptcy, reorganization, insolvency, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or any such petition or application is filed or any such proceedings are commenced against the Company and the Company by any act indicates its approval thereof consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver or liquidator or approving the petition in any such proceedings, and such order judgment or decree remains unstayed and in effect for more than 60 days; or, in any case, commenced under the Bankruptcy Reform Act, as amended (the “Code”), there is an order for relief (as such phrase is defined in the Code) with respect to the Company; or any involuntary case commenced under the Code with respect to the Company is not dismissed within 60 days.

This Note is constructed under the laws of the State of Florida.

House of BODS Fitness, Inc.	By:	/s/ Tammy Skalko
Tammy Skalko
President/CEO

Edward Beshara	By:	/s/ Edward Beshara
Edward Beshara
Lender

LOAN AND SUBSCRIPTION AGREEMENT

THE SECURITIES BEING SOLD HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF FLORIDA AND OTHER STATES IN WHICH INVESTORS RESIDE (THE “STATE LAWS”), AND HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER STATE. THE SECURITIES CANNOT BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION OR QUALIFICATION UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS THEN AVAILABLE. NO STATE OR FEDERAL REGULATORY AGENCY HAS REVIEWED OR OTHERWISE PASSED UPON THE ACCURACY OR ADEQUACY OF ANY DOCUMENTS BEING DELIVERED TO INVESTORS IN CONNECTION WITH THIS AGREEMENT.

This LOAN AGREEMENT, dated this 28 October, 2014, is entered into by and between House of BODS Fitness, Inc., (“HOB”) a Delaware corporation (the “Company”), and Edward Beshara, the (“Subscriber” or “Lender”).

WITNESSETH

A.	WHEREAS, the Company desires to borrow $20,000.00 for operating capital to fund expanded operations and various ongoing costs and expenses; and

B.	WHEREAS, Subscriber/Lender desires to loan to the Company, and the Company desires to borrow from Subscriber/Lender, the sum of twenty thousand dollars and no cents ($20,000.00) upon and subject to the terms and conditions of this Agreement, now therefore,

AGREEMENT

IN CONSIDERATION of the foregoing and the covenants and conditions set forth in this Agreement, the parties agree as follows:

1.	Term of Loan. Subscriber/Lender hereby agrees to loan to the Company, the sum set forth above for a period of twenty-four (24) months from the date of receipt of funds by the Company from Subscriber/Lender, or until the Company shall repay the loan and accrued interest, whichever shall come first. The Company shall have the right to prepay the note at any time prior to the due date without penalty and upon thirty (30) days notice to Subscriber/Lender.

2.	Interest Rate. The loan shall accrue simple interest at the rate of 12% per annum; however, no payments of the principal and interest shall be made during the first twenty-four (24) month period.

3.	Repayment Terms of Loan. The first payment of accrued principal and interest will be on the 24th month.

4.	Inducement. As an inducement for the Subscriber/Lender to provide the $20,000 loan to the Company and to convert the $20,000, or any portion mutually agreed to by the parties, to the Company’s Common Stock, the Company will advise the Subscriber/Lender of how the $20,000 is used.

5.	Terms of The Purchase. At the option of the Subscriber/Lender, until the due date of this loan, the Subscriber/Lender may, upon written notice to the Company, elect to convert any portion of the loan to shares of the Company’s Common Stock at the price of $0.10 per share.

6.	Loan Not Secured. The assets of the Company or its officers and directors shall not secure this Promissory Note.

7.	Representations of Subscriber/Lender. Subscriber/Lender hereby represents, warrants and agrees as follows:

(a)	Subscriber/Lender is an accredited investor by virtue of Rule 501(a) of Regulation D of the Securities Act of 1933, as amended, (i) having an individual income of more than $200,000 per year in each of the most recent two years and Subscriber/Lender reasonably expects to have an income of at least $200,000 in the current year; OR (ii) Subscriber/Lender and his or her spouse had joint income of more than $300,000 in each of the two most recent years and they reasonably expect to have such joint income in excess of $300,000 for the current year; OR (iii) Subscriber/Lender has an individual net worth, or a combined net worth with his (or her) spouse of at least $1,000,000 (for purposes of this paragraph, “net worth” means the excess of total assets at fair market value, excluding the individuals primary residence and less total liabilities).

(b)	Subscriber/Lender understands that the Common Shares are not registered under the Securities Act of 1933, as amended, and that the Company is relying upon exemptions contained by Section 4(1), 4(2) and Regulation D of the Act, as not involving any public offering.

(c)	Subscriber/Lender is aware of the high degree of risk this Agreement entails, and that the loan could be at risk in the event the business fails to meet its financial projections, in which case the Company may not be able to repay the loan on time or at all, and that the entire loan amount might be lost, and further understands that the securities underlying this Agreement (“Securities”) are of a highly speculative nature.

(d)	Subscriber/Lender is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision about entering into this Agreement.

(e)	Subscriber/Lender understands that the Securities have not been registered under the Securities Act of 1933 (“Securities Act”) in reliance upon a specific exemption therefrom which exemption depends upon among other things, the bona fide nature of its investment, intends as expressed herein. In this respect Subscriber/Lender understands that in the view of the SEC, the statutory basis for such exemptions may be unavailable if its representation was predicated solely upon a present intention to hold the securities for a minimum capital gain period specified under tax statuses for a deferred sale or until an increase or decrease in the market price of the securities, or for a period of one year, or any fixed period in the future.

(f)	Subscriber/Lender is aware of the provisions of Rule 144, promulgated under the Securities Act. which in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: the availability of certain ‘public information about the Company; the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

(g)	Subscriber/Lender further understands that at the time Subscriber/Lender wishes to sell the Securities, there may be no public market upon which to make such a sale, and even if such a public market exists, the Company may not be able to satisfy the current public information requirements of Rule 144, and that in such event. Subscriber/Lender would be precluded from selling the Securities under Rule 144, even if the six-(6) month minimum holding period had been satisfied.

(h)	Subscriber/Lender further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required, and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

9.	Representations of the Corporation. The Company hereby represents and warrants that:

(a)	The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its present business.

(b)	The Shares underlying this agreement have been duly authorized and upon payment therefore in accordance with the terms hereof will be validly issued and outstanding, fully paid and non-assessable, and free and clear of liens, claims and encumbrances.

(c)	The authorized capital stock of the Company consists of one hundred million (100,000,000) shares of $.0001 par value Common Stock and twenty five million (25,000,000) shares $.0001 par value Preferred Stock, of which no more than 16,040,000 shares of Common Stock are currently issued and outstanding, and no Preferred Shares have been issued.

10.	Company’s Rights. The Board of Directors (“Board”) of the Company shall have sole control over any decision regarding any offering of the Company’s securities to the general public. If, at any time or from time to time, the Company shall determine to register any of its common stock with the SEC, and if the Board and Underwriter of such an offering determine that there may be selling shareholders in such offering, Subscriber may join with other selling shareholders on a pro-rata basis, as determined by the Board, in the offering of all or a portion of Subscriber’s shares. Subscriber/Lender shall have no right to demand a registration of its securities, and shall not have any right to join in a registration of the Company’s securities of either the Board or the Underwriter shall determine that there shall not be selling shareholders in the registration.

11.	Voting Rights. Subscriber/Lender shall have no voting rights in the shares reserved under this Agreement.

12.	Governing Law. This Agreement shall be governed by the laws of the State of Florida.

13.	Miscellaneous.

(a)	Entire Agreement. This Agreement contains the entire agreement between and among the parties and supersedes any prior written or oral agreements between or among the parties concerning the subject matter contained herein. There are no representations, agreements, or understandings, oral or written, between or among the parties, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

(b)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts, when taken together, shall constitute but one and the same agreement.

(c)	Notice. Any notice, demand or other communication with respect to this Agreement shall be in writing and shall be deemed delivered personally to an authorized representative of either party, or if mailed, 48 hours after deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the party at the address set forth below the signature hereto. Either party may change the address to which notice shall be given by giving notice to the other party.

If to the Company:	House of BODS Fitness, Inc.
3457 Rockcliff Place
Longwood, FL 32779
Tel: (407)221-1294

If to the Subscriber/Lender:

Edward Beshara
3447 Logan Way
Youngstown, OH 44505

In witness whereof the parties hereto have caused this Agreement to be executed on the day and year indicated below.

House of BODS Fitness, Inc.	Edward Beshara

By:	/s/ Tammy Skalko	By:	/s/ Edward Beshara
	Tammy Skalko		Edward Beshara
	President/CEO		Subscriber/Lender

Date:	28/oct/ 14	Date:	28/oct/ 14